Exhibit 21.01

List of subsidiaries of the Registrant:


                                                                      Pecentage
          Subsidiary                                                Of Ownership
-----------------------------------------------------------------   ------------
General Steel Investment Co., Ltd.         British Virgin Islands       100.0%
Tianjin Daqiuzhuang Metal Sheet Co., Ltd   P.R.C.                        70.0%